                              CSS INDUSTRIES, INC.


                               1845 Walnut Street
                        Philadelphia, Pennsylvania 19103

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ------------------



Dear Stockholder:

   The 2002 Annual Meeting of Stockholders of CSS Industries, Inc. will be held at the Hotel Sofitel Philadelphia, 120 S. 17th Street, Philadelphia, PA 19103 on Wednesday, August 7, 2002, at 10:00 a.m. local time.

   At our Annual Meeting, we will ask you to:

     1. Elect a board of seven directors;

     2. Approve an amendment to the 1994 Equity Compensation Plan; and

     3. Transact any other business that may properly be presented at the Annual Meeting.

   If you were a stockholder of record at the close of business on June 11, 2002, you may vote at the Annual Meeting. A list of CSS stockholders entitled to vote at the Annual Meeting will be available at our offices during normal business hours for review by any stockholder for the ten days before the Annual Meeting.



                                      By order of the board of directors,



                                      STEPHEN V. DUBIN
                                      Executive Vice President and Secretary

Philadelphia, Pennsylvania
June 28, 2002











We hope that you will attend the Annual Meeting. Whether or not you plan to attend the meeting, we invite and encourage you to complete, sign and return the enclosed proxy in the envelope provided.

                              CSS INDUSTRIES, INC.
                               1845 Walnut Street
                        Philadelphia, Pennsylvania 19103

                               ------------------

                                PROXY STATEMENT
                      2002 Annual Meeting of Stockholders

                               ------------------

WHY YOU RECEIVED THIS PROXY STATEMENT

   You received this proxy statement because the board of directors of CSS Industries, Inc. is soliciting your proxy to vote at the 2002 Annual Meeting of Stockholders ("Meeting") to be held at the Hotel Sofitel Philadelphia, 120
S. 17th Street, Philadelphia, Pennsylvania 19103 on Wednesday, August 7, 2002 at 10:00 a.m. local time. This proxy statement provides information that should assist you in voting on matters presented to the Meeting. You may vote in one of two ways: in person, by attending the Meeting and casting your vote, or by proxy, by completing, signing and returning the enclosed proxy card. We are sending this proxy statement and the accompanying form of proxy to stockholders beginning on June 28, 2002.

WHO CAN VOTE

   Stockholders of record at the close of business on June 11, 2002 may vote at the Meeting. On this record date, 8,654,002 shares of CSS common stock, par value $.10 per share, were outstanding. Each share of common stock is entitled to one vote on any matter which is properly presented to the Meeting.

WHO WILL PAY THE COSTS OF THIS PROXY SOLICITATION

   We are paying for this solicitation of proxies. In addition to this mailing, proxies may be solicited by telephone by officers, directors or employees of CSS and its affiliated companies, who will not receive payment specifically for these services. We may also work with banks, brokerage houses and other custodians, nominees and fiduciaries to assist in forwarding solicitation material to the beneficial owners of such shares, and we will reimburse these persons for their reasonable out-of-pocket expenses.

HOW TO BE PART OF AN EFFECTIVE VOTE

   In order to have an effective vote on any matter at the Meeting, there must be a quorum. A quorum exists when the holders of a majority of the shares entitled to vote are present in person or represented by proxy. Directors will be elected by a plurality of the votes cast at the Meeting. This means that the seven nominees receiving the most votes present in person or represented by proxy, entitled to vote at the Meeting will be elected as directors. Approval of the amendment to the 1994 Equity Compensation Plan, as amended (the "Plan Amendment") or any other matter to be voted on at the Meeting requires the affirmative vote of the holders by a majority of the shares, present in person or represented by proxy at the Meeting.

   You may vote at the Meeting by attending in person and submitting a ballot or by completing and properly submitting the enclosed proxy. The shares represented by each properly completed proxy card will be voted at the Meeting in accordance with each stockholder's choices. For the election of directors, votes may be cast in favor or withheld. Votes that are withheld will not be counted in the vote and will have no effect, other than to determine the presence of a quorum. Abstentions may not be specified for the election of directors. An abstention on the proposal to approve the Plan Amendment or any other matter to be voted on at the Meeting will have the effect of a negative vote because these matters require the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting. Brokers that are member firms of the New York Stock Exchange ("NYSE") and who hold shares in street name for customers, but have not received instructions from a beneficial owner, have the right under the NYSE rules to vote those shares with respect to the election of directors, but not with respect to the proposal to approve the Plan Amendment. Failure by brokers to vote these shares will have no effect on the proposal to approve the adoption of the Plan Amendment because such shares will not be considered present and entitled to vote with respect to such matter. If you do not indicate on our proxy card how you wish to have our shares voted, the shares will be voted as recommended by the board of directors. If any additional matters are properly presented to the Meeting, the proxy holders will vote in accordance with their best judgment. This authority is given to the proxy holders in the enclosed form of proxy.

HOW YOU MAY REVOKE YOUR PROXY

   You may revoke your proxy at any time before the vote is taken at the Meeting by filing with the Secretary of CSS a written revocation or another form of proxy bearing a date later than the date of the proxy that you submitted previously. You may also revoke your proxy by attending the Meeting and voting in person. Your attendance at the Meeting will not in and of itself constitute revocation of a proxy if you do not file a written revocation, submit a later-dated proxy or vote in person.

   Your vote is important. We therefore invite and encourage you to complete, sign and return the accompanying proxy whether or not you plan to attend the Annual Meeting.

OUR INDEPENDENT ACCOUNTANTS, THEIR FEES AND THEIR ATTENDANCE AT THE
ANNUAL MEETING

   Arthur Andersen LLP ("Andersen") served as our independent public accountants for our fiscal year ended March 31, 2002 and for our transition period of January 1, 2001 to March 31, 2001 ("Transition Period"). The Transition Period occurred because our fiscal year end changed from December 31 to March 31. Andersen's services as our independent public accountants were terminated effective June 11, 2002. Based on information provided by Andersen, we do not expect a representative of Andersen to attend the Meeting. If a representative of Andersen does attend, this representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to your questions.

   The following fees were billed by and are payable to Andersen for services performed by Andersen during the Transition Period and our fiscal year ended March 31, 2002:

AUDIT FEES

   The aggregate fees for professional services for the audit of our financial statements for the Transition Period was $75,000 and for the audit of our financial statements for our fiscal year ended March 31, 2002 and reviews of the Company's quarterly results during 2001 were $326,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

   The aggregate fees for professional services relating to the Company's financial information systems design and implementation during the Transition Period were $386,791 and for our fiscal year ended March 31, 2002 were $712,449.

ALL OTHER FEES

   The aggregate fees for all other services provided to the Company during the Transition Period were $19,000 and during our fiscal year ended March 31, 2002 were $308,180. These services principally included audit related services of a business acquired during the fiscal year ended March 31, 2002 of $232,980 and tax related services.

   The Audit Committee of the board of directors of the Company considered whether Andersen's services other than for the audit and review of our financial statements are compatible with maintaining Andersen's independence as our independent public accountants and determined that such services were compatible.

   As a result of circumstances relating to Andersen, including Andersen's indictment, the Securities and Exchange Commission adopted temporary rules. In accordance with the applicable temporary rule, we included as an exhibit to our Form 10-K for the fiscal year ended March 31, 2002 a letter addressed to the Securities and Exchange Commission confirming that Andersen has represented to us that the audits conducted of our financial statements for the Transition Period and for the year ended March 31, 2002 were subject to Andersen's quality control system for the United States accounting and auditing practices to provide reasonable assurance that the engagement was conducted in compliance with professional standards and that there was appropriate continuity of Andersen personnel working on audits and availability of national office consultation.

   On May 21, 2002, our Board of Directors, upon the recommendation of its Audit Committee, decided to no longer engage Andersen as the Company's independent public accountants effective June 11, 2002. The Board of

Directors, upon the recommendation of its Audit Committee, has requested the management of the Company to interview candidates to succeed Andersen as the Company's independent public accountants and to recommend consideration of two of such candidates to the Audit Committee for their consideration. We anticipate that the Audit Committee, after consideration of the recommended candidates (and other candidates, if any, they may choose to consider), will recommend to the Board of Directors that one of the candidates be engaged to serve as the Company's independent public accountants for our fiscal year ending March 31, 2003.

   Andersen's reports on our consolidated financial statements for our fiscal year ended December 31, 2000, the Transition Period and our fiscal year ended March 31, 2002 (collectively "Accounting Periods") did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

   During each of the Accounting Periods and through the date of Andersen's dismissal, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on our consolidated financial statements with respect to the Accounting Periods.

                             CSS SECURITY OWNERSHIP


   The following table shows all persons we know to beneficially own at least 5% of our common stock as of June 11, 2002, unless otherwise noted. The table also shows, as of that date, all beneficial ownership of our common stock by our current directors, our chief executive officer and four other most highly compensated officers for services rendered to CSS or its subsidiaries for the fiscal year ended March 31, 2002 separately and all directors and executive officers as a group.

                                                         Number
                                                       of Shares         Percent
                   Beneficial Owner                   Beneficially         of
                   ----------------                     Owned(1)        Class(2)
                                                      ------------      --------
Dimensional Fund Advisors Inc. ......................    731,600(3)        8.5%
T. Rowe Price Associates, Inc. and
  T. Rowe Price Small-Cap Value Fund, Inc............    885,000(4)       10.2%
James H. Bromley ....................................    297,559(5)        3.4%
Stephen V. Dubin ....................................    354,032(6)        4.1%
David J. M. Erskine .................................    151,600(7)           *
Jack Farber .........................................  3,016,321(8)       34.9%
Richard G. Gilmore ..................................     22,896(9)           *
Leonard E. Grossman .................................    236,782(10)       2.7%
James E. Ksansnak ...................................     25,233(11)          *
Michael L. Sanyour ..................................     19,387(9)           *
Steven A. Cohen .....................................     23,150(12)          *
Clifford E. Pietrafitta .............................     71,448(13)          *
All directors and executive officers of CSS as a
  group (12 persons, including the individuals
  named above).......................................  4,276,762(8)(14)   49.4%

---------------
(1) "Beneficial ownership" is determined in accordance with Securities and Exchange Commission regulations. Therefore, the table lists all shares as to which a person listed has or shares the power to vote or to direct disposition. In addition, shares issuable upon the exercise of outstanding stock options exercisable at June 11, 2002 or within 60 days thereafter are considered outstanding and to be beneficially owned by the person holding such options for the purpose of computing such person's beneficial ownership, but are not deemed outstanding for the purposes of computing the beneficial ownership of any other person. Unless otherwise indicated, each person has the sole power to vote and to direct disposition of the shares listed as beneficially owned by such person.

(2) This percentage is calculated based upon a total of 8,654,002 shares of common stock outstanding at June 11, 2002. An asterisk indicates that ownership is less than 1% of the class.

(3) This information is as of March 31, 2002. Dimensional Fund Advisors Inc. ("Dimensional") is located at 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Dimensional has advised us that they are an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and that they furnish investment advice to four investment companies registered under the Investment Company Act of 1940, and serve as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are referred to as the "Portfolios"). Dimensional has advised us that in its role as investment advisor and investment manager, Dimensional possesses both investment and voting power over these securities. Dimensional has advised us the Portfolios own all of these securities. For purposes of the reporting requirements of the securities laws, Dimensional is deemed to be the beneficial owner of such securities; however, Dimensional expressly disclaims that it is the beneficial owner of such securities.

(4) This information is as of May 31, 2002 and is derived from Amendment 10 to Schedule 13G, filed on June 7, 2002 by T. Rowe Price Associates, Inc. ("Price Associates") and T. Rowe Price Small-Cap Fund, Inc. ("Value Fund"). Price Associates and Value Fund are located at 100 E. Pratt Street, Baltimore, MD 21202. Price Associates has advised us that these securities are owned by various individuals and institutional investors for which Price Associates serves as investment advisor with sole power to direct investments and/or sole power to vote these securities and that for purposes of the reporting requirements of the Securities Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is the beneficial owner of the shares listed. Value Fund owns 620,000 of the shares listed in the table (7.2% of the class).

(5) The shares shown in the table include options to purchase 6,000 shares of common stock granted under the CSS 1995 Stock Option Plan for Non-Employee Directors (the "1995 Plan").

(6) The shares shown in the table include options to purchase 85,875 shares of common stock granted under the CSS 1994 Equity Compensation Plan, as amended (the "1994 Plan").

(7) The shares shown in the table include options to purchase 132,600 shares of common stock granted under the 1994 Plan, 500 shares owned by a trust for the benefit of his stepson in which Mr. Erskine and his wife are co-trustees, 500 shares owned by a trust for the benefit of another stepson of Mr. Erskine in which Mr. Erskine's wife is a co-trustee with another person and 500 shares owned directly by Mr. Erskine's son. Mr. Erskine disclaims beneficial ownership of all such shares owned directly by his son or beneficially by the trusts for the benefit of his stepsons.

(8) The shares shown in the table and described in this footnote are as of the record date of June 11, 2002 and do not reflect the number of shares owned after consummation of a transaction on June 24, 2002, as more fully described in this proxy statement under the heading "CERTAIN TRANSACTIONS". Mr. Farber, who has a business address at 1845 Walnut Street, Suite 800, Philadelphia, PA 19103, owns 519,290 shares directly. In addition, he owns 9,419 shares beneficially through a grantor retained annuity trust and he owns 1,515,151 shares beneficially through his ownership of general and limited partnership interests in Delv, L.P. Mr. Farber is the sole stockholder of the general partner of Delv and his daughter is the sole director and is President, Secretary and Treasurer of the general partner of Delv. Also included among the shares beneficially owned by Mr. Farber are 679,609 shares held directly by Mr. Farber's wife, 237,202 shares of common stock owned by a trust for the benefit of David M. Farber, Mr. Farber's son, for which Mr. Farber serves as co-trustee with David M. Farber and 55,650 shares owned by trusts for the benefit of two of Mr. Farber's grandchildren for which Mr. Farber's wife serves as co-trustee with his daughter. Mr. Farber disclaims beneficial ownership of all shares owned directly or beneficially by his wife and by trusts for the benefit of his family members. Not included in the number of shares beneficially owned by Mr. Farber are shares held by the Farber Foundation or the Farber Family Foundation, Inc. as to which Mr. Farber and the other directors and officers of CSS who are members, directors or officers of the Farber Foundation disclaim beneficial ownership. The Farber Foundation, Inc., a charitable foundation in which Mr. Farber and certain officers of CSS are officers and directors, owns 67,784 shares, and the Farber Family Foundation, Inc., a charitable foundation in which Mr. Farber is an officer and director, owns 159,000 shares. As a matter of policy, the Farber Foundation, Inc. and the Farber Family Foundation will not vote the shares of common stock that they own.

(9) The shares shown in the table include options to purchase 14,000 shares of common stock granted under the 1995 Plan.

(10) The table includes 6,000 shares of common stock held by Mr. Grossman's wife, as to which Mr. Grossman disclaims beneficial ownership. The shares shown in the table include options to purchase 14,000 shares of common stock granted under the 1995 Plan.

(11) The shares shown in the table include 11,233 shares owned by a trust for the benefit of Mr. Ksansnak and options to purchase 14,000 shares of common stock granted under the 1994 Plan.

(12) The shares shown in the table reflect options to purchase 23,150 shares of common stock granted under the 1994 Plan.

(13) The shares shown in the table include options to purchase 50,025 shares of common stock granted under the 1994 Plan.

(14) The shares shown in the table include options to purchase a total of 395,975 shares of common stock pursuant to stock options granted under the 1994 Plan and the 1995 Plan.

                             ELECTION OF DIRECTORS


   Our board of directors currently has eight members. One current director, Richard G. Gilmore, is ineligible for re-election because of an age limitation provision in our by-laws and is retiring from membership on the board of directors. By resolutions adopted by the board of directors on May 21, 2002, the honorary title of Director Emeritus was conferred on him effective August 7, 2002. As a result of Mr. Gilmore's upcoming retirement, we are reducing the size of our board of directors to seven members. Accordingly, we are asking that you vote for the election of seven directors. Directors who are elected will hold office until the 2003 annual meeting of stockholders and until the election and qualification of their respective successors. The board of directors has nominated for election as directors the persons whose names are listed below, all of whom are presently directors of CSS. The board of directors believes all of these persons will be able to serve as directors. However, if this should not be the case, the proxies may be voted for one or more substitute nominees, to be designated by the board of directors, or the board of directors may decide to reduce the number of directors.

   The board of directors recommends a vote FOR the election of all the nominees listed below.

   Please review the following information about the nominees for election to our board of directors.

James H. Bromley..................... Mr. Bromley, 63, has been an independent consultant since September 1996. From
                                      September 1996 to December 1997 he
                                      served as Chairman of our former Direct
                                      Mail Business Products Group and Vice
                                      Chairman of Rapidforms, Inc., formerly a subsidiary of CSS. He has served as one of our directors since 1989.

Stephen V. Dubin..................... Mr. Dubin, 64, has been our Executive
                                      Vice President since June 1999. From May
                                      1996 to June 1999, he served as Senior
                                      Vice President - Law and Human
                                      Resources. Mr. Dubin has also been our
                                      Secretary and General Counsel since
                                      1978. From 1978 to May 1996, he also
                                      served as a Vice President of CSS. He
                                      has served as one of our directors since
                                      November 1995.

David J. M. Erskine.................. Mr. Erskine, 55, has been our President and Chief Executive Officer since June
                                      1999. From August 1996 to May 1999, he
                                      served as President and from February
                                      1997 to May 1999, he also served as
                                      Chief Executive Officer of Scott Paper
                                      Limited, a manufacturer and distributor
                                      of tissue products, located in Ontario,
                                      Canada. He has served as one of our
                                      directors since July 1999.

Jack Farber.......................... Mr. Farber, 69, has been our Chairman since 1979. From 1979 to May 1999, he
                                      was also our President and Chief
                                      Executive Officer. Mr. Farber has served as one of our directors since 1978. He is also a director of Hunt Corporation.

Leonard E. Grossman.................. Mr. Grossman, 67, has been a private investor since 1989. Mr. Grossman has
                                      served as one of our directors since
                                      1982.

James E. Ksansnak.................... Mr. Ksansnak, 62, is a Director of
                                      ARAMARK Corporation and Advanta Corp. He served as Vice Chairman of ARAMARK Corporation from May 1997 to February 2001. Mr. Ksansnak has served as one of our directors since 1988.

Michael L. Sanyour................... Mr. Sanyour, 71, has been a Principal of
                                      CMS Companies, a financial services and
                                      insurance concern, since 1987. He has
                                      served as one of our directors since
                                      1980.

      GENERAL INFORMATION ABOUT OUR BOARD OF DIRECTORS AND ITS COMMITTEES


   Our board of directors held three meetings during the Transition Period and held five meetings during our last fiscal year. The board of directors annually selects members of the Executive, Audit and Human Resources Committees. Our Human Resources Committee performs functions similar to compensation committees of other public companies. Another committee, the stock option committee under the 2002 Stock Option Plan for Non-Employee Directors ("2000 Plan"), consists of those members of the board of directors who are also our employees. We have no nominating committee.

EXECUTIVE COMMITTEE

   The Executive Committee of the board of directors presently is composed of Messrs. Farber, Erskine and Sanyour. The Executive Committee may exercise all of the authority of the board of directors in our business and affairs to the extent permitted by law. The role of the Executive Committee is to take action on behalf of our Company at a time when holding a meeting of the entire board is not feasible. The Executive Committee did not hold any meetings during either the Transition Period or during our last fiscal year, but the Executive Committee did act once by Unanimous Consent during the Company's Transition Period and six times by Unanimous Consent during our last fiscal year.

AUDIT COMMITTEE

   The Audit Committee of the board of directors presently consists of Messrs. Gilmore, Grossman and Ksansnak. The members of the Audit Committee are "independent" as that term is defined in the listing standards of the New York Stock Exchange. The board intends to elect at least three members of the Audit Committee following the Meeting, all of whom will be "independent." The Audit Committee held two meetings during the Transition Period and held five meetings during our last fiscal year.

   The primary responsibilities of the Audit Committee are to review our financial reporting process on behalf of the board of directors; to recommend to the board of directors the selection of the independent accountants and, if necessary, the replacement of such accountants, and to monitor their independence; to review the audit plan and the results of the audit engagement and to review the scope and activity of our internal audit function; and to review with our General Counsel legal matters that may have a material impact on the Company's financial statements, our policies and procedures and any material reports or inquiries received from government regulators. The Audit Committee has issued its report which is contained in this Proxy Statement.

HUMAN RESOURCES COMMITTEE

   The Human Resources Committee of the board of directors presently consists of Messrs. Bromley, Gilmore and Ksansnak. No member of the Human Resources Committee is an employee of CSS or any of its subsidiaries. The Human Resources Committee is responsible for developing and administering CSS's executive compensation policies, plans and programs. In addition, the Human Resources Committee (1) determines on an annual basis the compensation to be paid to our Chairman and to our President and Chief Executive Officer, (2) determines the appropriate level of compensation for our executive officers and other members of our senior management personnel following receipt of the recommendations of our President and Chief Executive Officer, (3) reviews and approves the compensation level of other employees of CSS and its subsidiaries with an annual base salary exceeding $150,000, and (4) makes grants and has general administrative authority under the 1994 Plan. It held two meetings during the Transition Period and held two meetings and acted ten times by Unanimous Consent during our last fiscal year.

2000 PLAN COMMITTEE

   The 2000 Plan Committee acted once by Unanimous Consent during our last fiscal year.

COMPENSATION OF DIRECTORS

   Each of our directors who is not a full time employee of CSS or its subsidiaries receives an annual fee of $17,000 plus $750 for attendance at each meeting of the board or its committees or for each consultation with management, and is entitled to participate in the 2000 Plan. The chairmen of the Audit Committee and the Human Resources Committee each receive an additional annual fee of $2,000. The 2000 Plan provided for the automatic annual grant of nonqualified stock options to purchase 4,000 shares of our common stock to each of our non-employee directors as of the last business day of November in each year, from 2001 through 2005. In accordance with the terms of the 2000 Plan, each of our non-employee directors received an automatic grant of options to purchase 4,000 shares of our common stock on November 30, 2001 at an exercise price of $28.29 per share. In accordance with the 2000 Plan, the exercise price was the closing price per share of our common stock on the date the options were granted. Each option will expire ten years after the date the options were granted. One quarter of the options will become exercisable on each of the first four anniversaries of the date of grant.

DISCLOSURE WITH RESPECT TO THE COMPANY'S EQUITY COMPENSATION PLANS

   The following table shows information about the equity awards for issuance under the 1994 Plan, the 1995 Plan and the 2000 Plan, all of which were approved by the stockholders of CSS.

Securities Authorized For Issuance Under Equity Compensation Plans


                                                                                                              Number of securities
                                                              Number of securities                          remaining available for
                                                                to be issued upon      Weighted-average         future issuance
                                                                  exercise of         exercise price of          under equity
                       Plan category                          outstanding options    outstanding options      compensation plans
                       -------------                          --------------------    -------------------   -----------------------
Equity compensation plans approved by security holders....          1,770,976                $24.11                 185,810
Equity Compensation plans not approved by security holders                 --                    --                      --
                                                                    ---------               -------                 -------
Total.....................................................          1,770,976               $ 24.11                 185,810
                                                                    =========               =======                 =======

           APPROVAL OF AMENDMENT TO THE 1994 EQUITY COMPENSATION PLAN

Proposal

   At the Meeting, a proposal will be presented to the stockholders to approve the adoption of the Plan Amendment. On April 23, 2002, the board of directors adopted the Plan Amendment following its approval by the Human Resources Committee, subject to its approval by our stockholders.

   Under the proposal, the Plan Amendment will increase the number of shares of Common Stock of the Company available for issuance or transfer under the 1994 Plan by 1,000,000 shares (subject to adjustment for any stock dividends, stock splits, recapitalizations or other specified changes in the capital stock) from 2,000,000 to 3,000,000 shares. Currently, we have granted options to purchase 1,994,190 of the 2,000,000 shares of Common Stock available for issuance under the 1994 Plan. We have also granted options to purchase 134,500 shares but these grants are subject to approval of the Plan Amendment by our stockholders. The purpose of the Plan Amendment is to continue to provide an incentive to our corporate officers and key managerial employees and those of our subsidiaries to acquire an ownership interest in us and enable us to attract and retain such officers and key personnel.

   The board of directors unanimously recommends a vote FOR the proposal.

Description of the 1994 Plan

   General. The 1994 Plan provides for the grant of stock options, stock appreciation rights ("SARs"), restricted stock grants or any combination thereof to our officers and other employees at the discretion of the Human Resources Committee. Employees will be designated from time to time by the Human Resources Committee for grants under the 1994 Plan based upon their position and value to us. The 1994 Plan was created to provide incentives to our officers and employees, to encourage them to acquire a proprietary interest, or to increase their ownership interest in us, and to more closely link their interest to the interest of our stockholders.

   Subject to adjustment in certain circumstances as discussed below, the 1994 Plan presently authorizes the issuance of up to 2,000,000 shares of Common Stock pursuant to the terms of the 1994 Plan. We are proposing that this amount be increased to 3,000,000 shares of Common Stock. If and to the extent options granted under the 1994 Plan terminate, expire or are canceled without being exercised, or if any shares of restricted stock are forfeited, the shares subject to such option or award again will be available for issuance under the 1994 Plan. As of June 11, 2002, 1,994,190 shares authorized for issuance under the 1994 Plan were subject to outstanding incentive stock options. An additional 134,500 shares of Common Stock underlie options, granted under the 1994 Plan, that are subject to approval of the Plan Amendment by our stockholders.

   Administration of the 1994 Plan. The 1994 Plan is administered and interpreted by the Human Resources Committee, which consists of not less than three persons appointed by the board of directors from among its members, all of whom are "disinterested persons" as defined by Rule 16b-3 under the Exchange Act and all of whom are "outside directors" as defined under Section 162(m) of the Code and related Treasury regulations. After receiving recommendations from our management, the Human Resources Committee has the sole authority to determine (i) the employees to whom stock options and/or SARs and/or restricted stock grants (collectively, "Grants") are to be granted under the 1994 Plan, (ii) the type, size and other terms and conditions of each Grant, (iii) the time when the Grants are to be made and the duration of the exercise or restriction period, (iv) any restrictions on resale applicable to the shares to be issued or transferred pursuant to the Grant and (v) any other matters arising under the 1994 Plan.

   Grants. All Grants are subject to the terms and conditions set forth in the 1994 Plan and to those other terms and conditions consistent with the 1994 Plan as the Human Resources Committee deems appropriate and as are specified in writing (the "Grant Letter") on behalf of the Human Resources Committee to the designated individual. Grants under any section of the 1994 Plan need not be uniform as among the designated individuals receiving the same type of Grant.

   Eligibility for Participation. Officers and other employees are eligible to participate in the 1994 Plan ("Eligible Participants"). The Human Resources Committee may, in its discretion, select the persons to receive Grants ("Grantees") from among the Eligible Participants and determine the number of shares of Common Stock subject to a particular Grant. The Human Resources Committee may base its decision on the recommendations from our management or such other factors as it deems appropriate. The number of Grantees may vary from year to year. As of June 11, 2002, we employed approximately 90 individuals who were eligible to participate in the 1994 Plan. No individual may receive Grants for more than 50% of the number of shares of Common Stock available for issuance under the 1994 Plan. Additional Grants of incentive stock options to purchase 134,500 shares of Common Stock were approved by the Human Resources Committee on and after February 5, 2002, but these Grants are subject to approval of the Plan Amendment by our stockholders.

   Stock Options. The Human Resources Committee may grant options intended to qualify as incentive stock options ("ISOs") within the meaning of Section 422 of the Code, or so-called "non-qualified stock options" that are not intended to so qualify as ISOs ("NQSOs"), in accordance with the terms and conditions set forth in the 1994 Plan, or any combination of ISOs or NQSOs.

   The option price per share of an ISO is the fair market value of a share of Common Stock on the date of Grant. However, if the Grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of our outstanding stock, the option price per share of an ISO must be at least 110% of the fair market value of a share of Common Stock on the date of Grant. To the extent that the aggregate fair market value of shares of Common Stock (determined on the date of Grant, with respect to which ISOs are exercisable for the first time by a Grantee) during any calendar year exceeds $100,000, such ISOs shall be treated as NQSOs. The option price per share of an NQSO is determined by the Human Resources Committee, but unless approved by our board of directors, such option price cannot be less than the book value of a share of Common Stock on the date of Grant. Fair market value is the closing price of the Common Stock on the New York Stock Exchange on the last day that the Common Stock was traded immediately preceding the date of Grant. The fair market value of the Common Stock on June 21, 2002 was $34.75 per share.

   The Human Resources Committee determines the term of each Stock Option. In no event can such term exceed ten years from the date of Grant, and, if the Grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of CSS, such term may not exceed five years from the date of Grant. The vesting period for Stock Options commences on the date of Grant and ends on such date as is determined by the Human Resources Committee. A Grantee may exercise a Stock Option by delivering notice of exercise to our Secretary with accompanying payment of the option price. The 1994 Plan provides that the Grantee may pay the option price (i) in cash, (ii) with the consent of the Human Resources Committee, in its sole discretion, by delivering shares of Common Stock already owned by the Grantee and having a fair market value on the date of exercise equal to the option price, (iii) with the consent of the Human Resources Committee, in its sole discretion, with the proceeds of a promissory note payable by the Grantee to CSS and issued pursuant to a loan program established by the Human Resources Committee and bearing interest at a rate not less than the applicable federal rate prescribed by Section 1274 of the Code, or (iv) with a combination of (i),
(ii) or (iii). The Human Resources Committee has consented to payment of all or part of the option price by delivery of shares of Common Stock owned by the Grantee and has established a loan program, which is described below. The Grantee may pay, at the time of exercise, the option price and the amount of any federal, state or local withholding tax due in connection with such Stock Option exercise. Shares of Common Stock may not be issued or transferred until the option price and the withholding obligation are fully paid.

   Restricted Stock Grants. The Human Resources Committee may issue or transfer shares of Common Stock under a Grant (a "Restricted Grant") pursuant to the 1994 Plan. Shares of Common Stock issued pursuant to a Restricted Stock Grant are issued for or in consideration of cash or services rendered having a value at least equal to the par value of the shares. The Grant Letter may provide for a period during which the Grant will remain subject to certain restrictions including restrictions on transferability (the "Restriction Period"). During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock to which such Restriction Period applies, except to a successor grantee in the event of the Grantee's death. If a Grantee's employment terminates during the Restriction Period, the Restricted Stock Grant terminates with respect to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Common Stock must be immediately returned to us. All restrictions imposed under the Restricted Stock Grant lapse under the expiration of the applicable Restriction Period. In addition, the Human Resources Committee may determine that all restrictions will lapse under such circumstances as it deems appropriate.

   Stock Appreciation Rights. The Human Resources Committee may grant SARs to any Grantee in tandem with any Stock Option, for all or a portion of the applicable Stock Option. In the case of a NQSO, such rights may be granted either at or after the time the Stock Option is granted. The SARs granted to a Grantee which are exercisable during any given period of time may not exceed the number of shares of Common Stock which the Grantee may purchase upon the exercise of the related Stock Option during such period of time. Upon a Grantee's exercise of some or all of his or her SARs, the Grantee receives an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Common Stock or a combination thereof, as determined by the Human Resources Committee. The stock appreciation for an SAR is the difference between the option price specified for the related Stock Option and the fair market value of the underlying Common Stock on the date of exercise of the SAR. The 1994 Plan provides that the exercise price of an SAR is (i) the option price of the related Stock Option or (ii) if the SAR is granted after the Stock Option and the option price under (i) would result in the disallowance of our expense tax deduction, the fair market value of a share of Common Stock as of the date of grant of such SAR. An SAR is exercisable only during the period when the Stock Option to which it relates is also exercisable. No SAR may be exercised, in whole or in part, by any person which is subject to Section 16 of the Exchange Act except in accordance with Rule 16b-3(e) under the Exchange Act. Upon the exercise of a Stock Option, the SARs relating to the Common Stock covered by such Stock Option terminate. Upon the exercise of SARs, the related Stock Option terminates to the extent of an equal number of shares of Common Stock.

   Loan Program. On July 22, 1996, the Human Resources Committee instituted a loan program under the 1994 Plan. The loan program presently permits up to 75% of the payment due upon exercise of a stock option to be paid on a deferred basis, payable on the earliest to occur of termination of the Grantee's employment, sale of the underlying shares of Common Stock purchased upon exercise, or three years from the date of a promissory note evidencing the deferred payment. The underlying shares of the Common Stock purchased upon exercise of such a stock option are required to be pledged and serve as collateral for payment of the promissory note. The interest rate payable on the promissory note is the then minimum rate of interest required pursuant to
Section 1274 of the Code. Interest is payable simultaneously with any required payment of principal. The pledged shares of Common Stock may be used to pay the option price upon a further exercise of a stock option under the 1994 Plan, subject to certain conditions that must be satisfied.

   Amendment and Termination of the 1994 Plan. Our board of directors may amend or terminate the 1994 Plan at any time. Approval by our stockholders and the Human Resources Committee is required for any amendment that (i) materially increases the benefits accruing to Eligible Participants under the 1994 Plan, (ii) increases the aggregate number of shares of Common Stock that may be issued or transferred under the 1994 Plan, (iii) increases the maximum number of shares of Common Stock for which any Grantee may be granted options under the 1994 Plan, or (iv) materially modifies the requirements as to eligibility for participation or modifies the provisions for determining fair market value of a share of Common Stock. The 1994 Plan will terminate on November 15, 2004 unless terminated earlier by our board of directors. Options granted under the 1994 Plan prior to its termination will remain outstanding until exercised or the end of the term of such option.

   Amendment and Termination of Outstanding Grants. A termination or amendment of the 1994 Plan that occurs after a Grant is made will not result in the termination or amendment of the Grant unless the Grantee consents; provided, however, that the Human Resources Committee may (i) revoke any Grant if it is contrary to applicable law or (ii) modify any Grant to bring it into compliance with any then applicable government regulation. The termination of the 1994 Plan will not impair the power and authority of the Human Resources Committee with respect to outstanding Grants.

   Certain Corporate Changes. If we sell all or substantially all of our assets, are dissolved or liquidated or are not the surviving corporation in a merger or consolidation, then, at least ten days prior to such event, we must give each Grantee with outstanding Grants notice of such event and must indicate in such notice one of the following determinations made in the exercise of the sole and absolute discretion of the Human Resources Committee, which determination is binding on the Grantee: (i) the Grantee will have the right within ten days after such notice is sent by us to exercise in full any installments of Grants not previously exercised (whether or not the right to exercise such installments has become vested), and any such installments not so exercised will thereafter lapse and be of no further force or effect; (ii) the Grantee will receive new Grants in substitution for any outstanding Grants under the terms set forth in such notice; or (iii) any successor to us will assume any then unexpired Grants in accordance with their terms. The Human Resources Committee, in its sole discretion, will determine the nature of the notice to such Grantees. If we are the surviving corporation in a merger or consolidation, then the Human Resources Committee may, in its sole discretion, give each Grantee with outstanding Grants written notice of such event. If such notice is given, each such Grantee will have the right to exercise in full any installments of such Grants not previously exercised (whether or not the right to exercise such installments has become vested), within ten days after such notice is sent by us. Any installments of such Grants not so exercised will thereafter lapse and be of no further force or effect.

   Federal Income Tax Consequences. Set forth below is a general description of the federal income tax consequences relating to Grants under the 1994 Plan. Grantees are urged to consult with their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local tax laws.

   There are no federal income tax consequences to Grantees or to us upon the grant of an NQSO under the 1994 Plan. Upon the exercise of NQSOs, Grantees will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and we will generally be entitled to a corresponding federal income tax deduction. Upon the sale of shares of Common Stock acquired by exercise of an NQSO, a Grantee will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the Grantee's adjusted tax basis in the shares of Common Stock (the exercise price plus the amount of ordinary income recognized by the Grantee at the time of exercise of the NQSO).

   A Grantee of an ISO will not recognize taxable income for purposes of the regular income tax, upon either the grant or exercise of the ISO. However, for purposes of the alternative minimum tax imposed under the Code, the amount by which the fair market value of the shares of Common Stock acquired upon exercise exceeds the Stock Option price will be treated as an item of adjustment and included in the computation of the recipient's alternative minimum taxable income. A Grantee will recognize long-term capital gain or loss on a disposition of the shares acquired upon exercise of an ISO provided that the Grantee does not dispose of such shares within two years from the date the ISO was granted and within one year after such shares were transferred to him or her. If the Grantee satisfies the foregoing holding periods, then we will not be allowed a deduction by reason of the grant or exercise of the ISO. As a general rule, if a Grantee disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements, the gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the option price, and we will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disposition will be long-term or short-term capital gain, depending upon the length of time the Grantee held the shares prior to the disposition.

   A Grantee normally will not recognize taxable income upon the award of a Restricted Stock Grant, and we will not be entitled to a deduction, until such stock is transferable by the Grantee or no longer subject to a "substantial risk of forfeiture" for federal tax purposes, whichever occurs earlier. When the Common Stock is either transferable or is no longer subject to a substantial risk of forfeiture, the Grantee will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock at that time and we will be entitled to a deduction in the same amount. A Grantee, may, however, elect to recognize ordinary compensation income in the year the Restricted Stock Grant is awarded in an amount equal to the fair market value of the Common Stock at that time, determined without regard to the restrictions. In such event, we will be entitled to a deduction in the same year, provided we comply with the applicable withholding requirements for federal tax purposes.

   The Grantee will not recognize any income upon the grant of an SAR. Upon the exercise of an SAR, the Grantee will recognize ordinary compensation income in the amount of both the cash and the fair market value of the shares of Common Stock received upon such exercise, and we are entitled to a corresponding deduction, provided we comply with the applicable withholding requirements for federal tax purposes.

   Tax Withholding. The acceptance, exercise or surrender of a Grant will constitute a Grantee's full consent to whatever action the Human Resources Committee deems necessary to satisfy any federal, state and local income and employment withholding tax obligations arising under the 1994 Plan. We may require Grantees who exercise NQSOs or who possess shares of Common Stock as to which the restrictions on transfer have lapsed to remit an amount sufficient to cover the Grantee's federal, state and local withholding tax obligations associated with the exercise of such Grants or lapse of restrictions on transfer. If acceptable to the Human Resources Committee, Grantees may deliver Common Stock or cash in order to satisfy any such withholding obligations.

   Accounting Consequences. Under current accounting principles that we use, there is no charge to our income in connection with the grant or exercise of an option under the 1994 Plan as long as the exercise price is not below the market price on the date of grant. Diluted earnings per share may be affected by grants under the 1994 Plan, in connection with the calculation, as prescribed under generally accepted accounting principles, of the number of outstanding shares of Common Stock.

   The fair market value on the date of a Restricted Stock Grant of Common Stock will be charged to our income as a compensation expense. The compensation expense will be recognized for accounting purposes ratably over the vesting period, if any, set forth in the Restricted Stock Grant.

   The assumed value of an SAR (generally, the excess of the market value of the underlying shares over the option price at the end of each accounting period) is treated as compensation expense that is accrued over the period that the SAR is outstanding. Deferred tax assets may also be created if the related tax deduction occurs in a period later than the one in which the compensation expense is recognized for accounting purposes.

   Certain Grants of ISOs to purchase shares of our Common Stock were approved by the Human Resources Committee on and after February 5, 2002, but are subject to approval of the Plan Amendment by our stockholders. Further benefits to be received by or allocated to Eligible Participants pursuant to the 1994 Plan are not presently determinable and are subject to the discretion of the Human Resources Committee.

   The following table provides information as to options that were granted to certain persons which are subject to stockholder approval of the Plan Amendment.

                               NEW PLAN BENEFITS

                                                                   Shares
                     Name and Position                       Underlying Options
                     -----------------                       ------------------
David J. M. Erskine, President and Chief Executive Officer          21,600
Jack Farber, Chairman of the Board ........................              -
Stephen V. Dubin, Executive Vice President, Secretary and
  General Counsel..........................................         15,000
Steven A. Cohen, Vice President - Licensing ...............          8,800
Clifford E. Pietrafitta, Vice President - Finance and
  Chief Financial Officer..................................          9,700
Executive Group ...........................................         58,800
Non-Executive Director Group ..............................              -
Non-Executive Officer Employee Group ......................         75,700

                             OUR EXECUTIVE OFFICERS

   Please review the following information about each of our current executive officers. Our executive officers are elected annually by the board of directors to serve until their successors are elected and qualified or until their earlier resignation or removal.

Jack Farber.......................... Mr. Farber, 69, has been our Chairman since 1979. From 1979 to May 1999, he
                                      was also our President and Chief
                                      Executive Officer. He has served as one
                                      of our directors since May 1978.

David J. M. Erskine.................. Mr. Erskine, 55, has been our President and Chief Executive Officer since June
                                      1999. From August 1996 to May 1999, he
                                      served as President and from February
                                      1997 to May 1999, he also served as
                                      Chief Executive Officer of Scott Paper
                                      Limited, a manufacturer and distributor of tissue products, located in Ontario, Canada. He has served as one of our directors since July 1999.

Stephen V. Dubin..................... Mr. Dubin, 64, has been our Executive
                                      Vice President since June 1999. From May
                                      1996 to June 1999, he served as Senior
                                      Vice President - Law and Human
                                      Resources. Mr. Dubin has also been our
                                      Secretary and General Counsel since
                                      1978. He has served as one of our
                                      directors since November 1995.

Steven A. Cohen...................... Mr. Cohen, 48, has been our Vice
                                      President - Licensing since June 1999.
                                      From October 1989 to June 1999, he
                                      served as Executive Vice President of
                                      Disguise Inc., a manufacturer and
                                      distributor of costumes, and its
                                      predecessor in interest.

John J. Nucero....................... Mr. Nucero, 43, has been our Vice
                                      President - Business Development since
                                      January 2000. For over five years until
                                      December 1999 he served in various
                                      capacities with The Paper Magic Group,
                                      Inc. ("Paper Magic") and most recently
                                      served as Senior Vice President -
                                      Finance. Paper Magic is a subsidiary of
                                      CSS.

Clifford E. Pietrafitta.............. Mr. Pietrafitta, 40, has been our Vice
                                      President - Finance since November 1995
                                      and has been our Chief Financial Officer since January 1999. From 1991 to January 1999, he was our Treasurer.

Stefanie L. Smoke.................... Ms. Smoke, 35, has been our Treasurer and an Assistant Secretary since
                                      December 2001. Ms. Smoke has been CSS'
                                      Corporate Controller since May 2000.
                                      From April 1997 to May 2000, she served
                                      as Vice President of Finance and
                                      Accounting of Kitchen & Company, Inc., a retailer of houseware products.

                             EXECUTIVE COMPENSATION

   The following table shows the total compensation of our chief executive officer and the four other most highly compensated executive officers for services performed for the fiscal year ended March 31, 2002, as well as the total compensation earned by each such individual for the Transition Period and for calendar year 2000 and calendar year 1999.

SUMMARY COMPENSATION TABLE


                                                                                                         Long Term
                                                                               Annual Compensation      Compensation
                                                                              ----------------------    ------------
                                                                                                           Awards
                                                                                                           ------
                                                                                                         Securities
                                                                                                         Underlying      All Other
                       Name and                                                                           Options      Compensation
                  Principal Position                           Year          Salary ($)    Bonus ($)        (#)              $
                  ------------------                           ----          ----------    ---------     ----------    ------------
David J. M. Erskine                                      4/1/01 -  3/31/02     398,000      564,663        21,600(1)       9,788(2)
  President and Chief                                    1/1/01 -  3/31/01      97,250      136,289        27,000          1,700(7)
  Executive Officer                                      1/1/00 - 12/31/00     374,400      351,000        26,700          9,614
                                                         1/1/99 - 12/31/99     210,000            0       150,000              0

Jack Farber                                              4/1/01 -  3/31/02     425,000      496,908             0         48,994(3)
  Chairman of the Board and                              1/1/01 -  3/31/01     106,250      122,805             0          1,700(7)
  Former President and                                   1/1/00 - 12/31/00     425,000      398,438             0         24,914
  Chief Executive Officer of CSS                         1/1/99 - 12/31/99     425,000            0             0         36,268

Stephen V. Dubin                                         4/1/01 -  3/31/02     272,750      378,663        15,000(1)      29,828(4)
  Executive Vice President                               1/1/01 -  3/31/01      67,500       92,607        18,800          1,700(7)
  Secretary and                                          1/1/00 - 12/31/00     260,000      234,000        18,600         15,014
  General Counsel                                        1/1/99 - 12/31/99     250,000            0        12,500         19,053

Steven A. Cohen                                          4/1/01 -  3/31/02     240,250      139,134         8,800(1)       9,908(5)
  Vice President - Licensing                             1/1/01 -  3/31/01      59,500       34,386        10,800          1,470(7)
                                                         1/1/00 - 12/31/00     228,000       85,800        10,900          5,964
                                                         1/1/99 - 12/31/99     110,000       50,000        20,000              0

Clifford E. Pietrafitta                                  4/1/01 -  3/31/02     178,750      258,083         9,700(1)      18,998(6)
  Vice President - Finance                               1/1/01 -  3/31/01      43,750       62,400        14,000          1,700(7)
  and Chief Financial Officer                            1/1/00 - 12/31/00     165,000      148,500        11,800          9,264
                                                         1/1/99 - 12/31/99     150,000            0         7,500         10,233

---------------
(1) These Grants of ISOs to purchase shares of CSS Common Stock are subject to approval of the Plan Amendment by the stockholders of CSS.

(2) Includes $9,788 contributed by CSS under the Section 401 (k) portion of the 401 (k) Profit Sharing Plan of Cleo Inc ("Cleo Profit Sharing Plan").

(3) Includes $9,788 contributed by CSS under the Section the Cleo Profit Sharing Plan and $39,206 contributed by CSS under a supplemental executive retirement plan.

(4) Includes $9,788 contributed by CSS under the Cleo Profit Sharing Plan and $20,040 contributed by CSS under a supplemental executive retirement plan.

(5)  Includes $9,908 contributed by CSS under the Cleo Profit Sharing Plan.

(6) Includes $9,788 contributed by CSS under the Cleo Profit Sharing Plan and $9,210 contributed by CSS under a supplemental executive retirement plan.

(7) Includes amounts contributed by CSS under the Section 401(K) portion of the Cleo Profit Sharing Plan.

   The following table shows information about options granted by CSS to the chief executive officer and the four other most highly compensated executive officers during the Transition Period and the fiscal year ended March 31, 2002. The options granted on February 5, 2002 are all subject to the approval of the Plan Amendment by the stockholders of CSS.

Option Grants In Transition Period and In Last Fiscal Year


                                                                                 Individual Grants
                                                           --------------------------------------------------------------
                                                                                                                      Potential
                                                                                                                  Realizable Value
                                                                         Percent of                                      at
                                                                            Total                                  Assumed Annual
                                                                           Options                                    Rates of
                                                                         Granted to                                  Stock Price
                                                           Number of      Employees                               Appreciation for
                                                          Securities    in Transition   Exercise                  Respective Option
                                                          Underlying      Period or      or Base                       Term(2)
                                                Date of     Options       In Fiscal      Prices     Expiration    -----------------
                    Name                         Grant    Granted(1)        Year         ($/Sh)        Dates       5%($)     10%($)
                    ----                        -------   ----------    -------------   --------    ----------    -------   -------
David J. M. Erskine.........................     2/5/02     21,600(3)        6.1          25.05        2/5/12     340,282   862,342
                                                1/22/01     27,000           8.2          21.50       1/22/11     365,073   925,167
Jack Farber.................................        --         --             --            --           --          --         --
                                                    --         --             --            --           --          --         --
Stephen V. Dubin............................     2/5/02     15,000(3)        4.2          25.05        2/5/12     236,307   598,849
                                                1/22/01     18,800           5.7          21.50       1/22/11     254,199   644,191
Steven A. Cohen.............................     2/5/02      8,800(3)        2.5          25.05        2/5/12     138,634   351,325
                                                1/22/01     10,800           3.3          21.50       1/22/11     146,029   370,067
Clifford E. Pietrafitta.....................     2/5/02      9,700(3)        2.7          25.05        2/5/12     152,812   387,256
                                                1/22/01     14,000           4.2          21.50       1/22/11     189,297   479,716

---------------
(1) These options were granted under the 1994 Plan. One quarter of the shares underlying the options vest on each of the first four anniversaries of the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date based upon the closing market price on the date of grant. These assumptions are not intended to forecast future appreciation of our stock price. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

(3) These grants are subject to approval of the Plan Amendment by the stockholders of CSS.

   The table below shows information regarding the value of unexercised options at March 31, 2002 held by our five most highly compensated executive officers. None of the executive officers exercised options during the Transition Period or during the fiscal year ended March 31, 2002. The Unexercisable Options include a total of 55,100 shares underlying option grants that are subject to the approval of the Plan Amendment by the stockholders of CSS.

Fiscal Year End Option Values

                                                           Number of Securities           Value of Unexercised
                                                          Underlying Unexercised         In-the-Money Options at
                                                         Options at March 31, 2002         March 31, 2002 ($)
                                                        ---------------------------    ---------------------------
                                 Name                  Exercisable    Unexercisable    Exercisable   Unexercisable
                                 ----                  -----------    -------------    -----------   -------------
David J. M. Erskine ................................      95,100         130,200         634,551        944,322
Jack Farber ........................................         --              --             --              --
Stephen V. Dubin ...................................      85,875          41,525         713,062        381,675
Steven A. Cohen ....................................      18,150          32,350         134,832        259,934
Clifford E. Pietrafitta ............................      50,025          27,975         426,947        260,210

Supplemental Executive Retirement Benefits and Other Deferred Compensation Arrangements

   Under applicable provisions of the Internal Revenue Code, we are required to disregard an employee's annual compensation in excess of a specified dollar amount ($170,000 in 2001 and $200,000 in 2002) in determining the profit-sharing plan contribution that is made on behalf of such employee. We established our supplemental executive retirement plan ("SERP") to provide additional retirement benefits to eligible employees, with regard to compensation in excess of this dollar limit.

   Under the CSS SERP, all eligible employees in the United States are entitled to have an amount credited for their benefit on our books equal to product of
(x) the percentage then used in deriving the dollar amount approved by the participating company's board of directors as the Company's profit sharing plan contribution for such calendar year and (y) the difference between the employee's total cash compensation for such calendar year and the dollar amount of the compensation limitation. Participant balances are adjusted by the investment performance of various investment benchmarks as selected by the participant. All amounts payable to any officer for whose benefit amounts have been credited represent an unsecured debt of CSS.

   Under an agreement dated March 3, 1993, Mr. Dubin became eligible for certain unfunded non-qualified annual retirement benefits and death benefits. These additional retirement benefits are intended to compensate Mr. Dubin for the loss of benefits under the Cleo Profit Sharing Plan by reason of limitations on the amount of compensation that could be considered in calculating contributions under the profit sharing plan. Benefits are payable upon termination of active employment and are reduced if such termination occurs prior to age 65. A pre-retirement death benefit is also available under this agreement. The annual retirement benefit if retirement occurs on or after age 65 is a fixed annual payment for fifteen years. Assuming that Mr. Dubin continues his employment with CSS until age 65, his annual benefits will be $58,123. Although we had no obligation to fund the benefits provided by this agreement, we purchased a life insurance policy to provide funding for such benefits.

   Prior to our merger with Philadelphia Industries on January 21, 1993, Mr. Farber was ineligible to participate in the Philadelphia Industries profit sharing plan. Thus, Mr. Farber entered into a deferred compensation agreement with Philadelphia Industries. We assumed this agreement upon the merger. It provided for benefits upon retirement or separation of service equal to what Mr. Farber would have received had he been eligible for participation in the profit sharing plan and SERP. In 1993, Mr. Farber became eligible to participate in the profit sharing plan in which CSS was participating and continues as a participant in CSS' current plan. In February 1999, our deferred compensation agreement with Mr. Farber was terminated, and at such time Mr. Farber became eligible to participate in our SERP.

   In February 1999, we entered into an agreement with Mr. Farber under which we agreed to assist in funding a split dollar life insurance policy on Mr. Farber's life by paying up to five annual premium payments. The present value of the aggregate anticipated premium payments are approximated to equal the obligation we would have owed to Mr. Farber had the deferred compensation agreement not been terminated.

                             AUDIT COMMITTEE REPORT

   The Audit Committee is composed of three directors who are independent within the meaning of applicable New York Stock Exchange listing standards, and operates under a written charter adopted by the board of directors. The adequacy of the Charter was reviewed and reassessed by the Audit Committee on May 21, 2002 and was determined to continue to be adequate.

   Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on them. The Committee's responsibility is to monitor and oversee these processes.

   In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 ("Communications with Audit Committees").

   The Company's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), and the Committee discussed with the independent accountants that firm's independence.

   Based upon the Committee's review of the financial statements and discussion with management and the independent accountants described above, the Committee recommended that the board of directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the Transition Period and the fiscal year ended March 31, 2002 filed with the Securities and Exchange Commission.


                                     AUDIT COMMITTEE
                                     Leonard E. Grossman, Chairman
                                     Richard G. Gilmore
                                     James E. Ksansnak

                        HUMAN RESOURCES COMMITTEE REPORT

   The Human Resources Committee is comprised of three directors, none of whom is an employee of CSS or any of its subsidiaries. The Human Resources Committee oversees the development and implementation of compensation policies, plans and programs designed to encourage the enhancement of our profitability, and consequently stockholder value. These objectives are addressed by relating a substantial portion of the compensation of our senior management to our financial performance. In essence, this portion of compensation is "at-risk" incentive compensation that is tied in part to an executive's contribution to the Company's successful financial performance. The Human Resources Committee also administers and makes grants under the CSS 1994 Equity Compensation Plan. In addition to providing incentives for financial performance, annual and longer term incentive compensation is designed to attract, retain, and reward members of senior management who possess outstanding abilities and to motivate them to perform to the full extent of their abilities.

   Our compensation program for senior management consists of base salary, annual performance bonuses, and longer term incentive compensation in the form of stock options, restricted stock grants and stock appreciation rights, benefits available generally to our employees (including retirement benefits under profit sharing plans), and supplemental retirement plans or deferred compensation agreements. The "at-risk" portion of the compensation program is significant relative to overall compensation.

   Base salary levels for our executive officers are reviewed on an annual basis by the Human Resources Committee and are set generally to be competitive with other companies of comparable size and geographic location utilizing in part compensation survey information and also taking into consideration the position's complexity, responsibility and need for special expertise. Individual salaries also take into account individual experience and achievement of individual preset performance objectives. We consider the recommendations of the Company's President and Chief Executive Officer in determining the compensation levels of the other executive officers.

   Incentive compensation for our executive officers is based upon the achievement of certain threshold and target levels of diluted earnings per common share by CSS and the level of achievement of individual preset performance objectives relating to their respective areas of responsibility. At the beginning of each year, threshold and target levels are established for CSS and its subsidiaries by the Human Resources Committee to be used in determining annual performance bonuses. The formulae permit discretion in determining the size of the bonus pool, subject to certain parameters based upon the achievement of these performance goals, and to a limited extent in allocating the bonus pool among participants. In view of the changes in the CSS fiscal year, the formulae utilized for the calendar year ended December 31, 2001 was also utilized to measure achievement of performance goals for the fiscal year ended March 31, 2002. During both the calendar year ended December 31, 2001 and the fiscal year ended March 31, 2002, the diluted earnings per common share exceeded the target levels.

   In determining Mr. Erskine's base salary, the Human Resources Committee has taken into consideration the terms of Mr. Erskine's employment agreement which was entered into in 1999 as well as pay levels of chief executive officers of other companies of comparable size, the base salary levels of other officers of CSS and Mr. Erskine's overall management strengths and business acumen as evidenced by CSS' financial results. The Human Resources Committee does not apply any specific weight to these factors. Mr. Erskine's incentive compensation was based upon the achievement of threshold and targeted levels of diluted earnings per common share of CSS and his level of achievement of preset performance goals relating to certain financial and operational improvements of a Company business unit, sourcing activities, selling and marketing approaches and a major software system implementation project.

   The Human Resources Committee annually considers the desirability of granting to officers and certain other employees of CSS and CSS's principal operating subsidiaries, stock options, restricted stock grants and stock appreciation rights under the 1994 Plan. The objective of the 1994 Plan is to align senior management and stockholder long-term interests by creating a strong link between the executive's accumulation of wealth and stockholder return as well as enabling executives to develop and maintain a significant, long-term stock ownership position in our common stock. The Human Resources Committee adopted a methodology for use beginning with 1998 stock option grants which relates the number of stock options granted to each optionee to the individual's position and salary level, provided that if circumstances warrant, the Human Resources Committee may from time to time depart from strict adherence to such methodology at its discretion. The Human Resources Committee believes that its past grants of stock options have successfully focused our executive officers and other members of senior management on building profitability and stockholder value. The methodology utilized in granting stock options is based upon a preset grant level determined by multiplying an assigned percentage of an executive's base salary and then dividing the product by a price per share deemed appropriate by the Human Resources Committee. The stock options granted during the Transition Period and our fiscal year ended March 31, 2002 were consistent with the previously adopted Human Resources Committee methodology, except that the per share price utilized in determining the number of stock option grants during our fiscal year ended March 31, 2002 was set in an amount higher than the then fair market price of our Common Stock resulting in a reduction in the number of options that would have otherwise been granted in accordance with the formulae. This action was taken in view of the prior extension of the term of option grants from five years to ten years. The stock options granted to Mr. Erskine were granted consistent with this approach.

   Payments relating to the calendar year ended December 31, 2001 and the fiscal year ended March 31, 2002 to our senior management under the various programs discussed above were made following consideration of Section 162(m) of the Internal Revenue Code, which limits the deduction that may be claimed by a "public company" for total compensation in excess of $1 million paid to the chief executive officer or to any of the other four most highly compensated officers unless the compensation qualifies as "performance-based compensation." The 1994 Plan was designed to enable stock options and stock appreciation rights granted under this Plan to qualify as "performance-based compensation."

                                     HUMAN RESOURCES COMMITTEE
                                     James E. Ksansnak, Chairman
                                     James H. Bromley
                                     Richard G. Gilmore

Performance Graph

   The graph below compares the cumulative total stockholders' return on our common stock for the period from March 1, 1997 through March 31, 2002, with
(i) the cumulative total return on the Standard and Poors 500 ("S&P 500") Index, (ii) the Russell 2000 Index and (iii) a peer group, as described below (assuming the investment of $100 in common stock, S&P 500 Index, the Russell 2000 Index and the peer group on March 1, 1997 and reinvestment of all dividends).

   We have determined to change one of the comparative performance indicators included in the performance graph from the Russell 2000 Index to a peer group consisting of American Greetings Corporation; Blyth, Inc.; Department 56, Inc.; Russ Berrie and Company Inc.; and Enesco Group, Inc. We have selected this group as our peer group because they are engaged in businesses that are sometimes categorized with our business. However, our management believes that a comparison of our performance to this peer group will be flawed, because the businesses of the peer group companies are in large part different from ours. In this regard, we compete with only one division of American Greetings; Blyth is principally focused on fragranced candle products and related candle accessories, competing only with some of our products through two divisions; and the other companies principally sell collectible and/or giftware items. Nevertheless, we have determined to effect this change in order to more closely comply with applicable SEC regulations. In accordance with those regulations, we are presenting information regarding both the Russell 2000 Index and peer group performance. We will not include the Russell 2000 Index information in future years.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100
                                   MARCH 2002


                        1997         1998         1999         2000         2001         2002
                        ----         ----         ----         ----         ----         ----
CSS Inds Inc           $100.00      $109.83      $74.48       $64.02       $73.14       $108.82

S&P 500                $100.00      $148.00     $175.32      $206.78      $161.95       $162.35

Russell 2000           $100.00      $142.16     $119.14      $163.74      $138.80       $158.42

Peer Group             $100.00      $146.38      $96.87       $77.66       $63.64        $86.99

                              CERTAIN TRANSACTIONS

   On February 18, 2002 James H. Bromley, one of our directors, sold 85,000 shares of our Common Stock to us at a price of $26.50 per share. The purchase price was $0.50 less than the closing price per share of our Common Stock on the day preceding the sale. The purchase by us was made under our stock repurchase program authorized by our board of directors.

   On June 24, 2002, we purchased an aggregate of 1,100,000 shares of our Common Stock from our Chairman, Jack Farber, members of his family and trusts for members of his family. The purchase, which occurred prior to the opening of trading on the New York Stock Exchange, was made at a price of $33.00 per share, which is $1.75 per share (5.0%) lower than the closing price reported on the New York Stock Exchange on June 21, 2002, the previous trading day, and $1.64 per share (4.7%) lower than the average closing price over the ten trading days prior to the date of purchase.

   The terms of the purchase were negotiated on our behalf by a Special Committee of the board of directors consisting of three independent directors:
Michael L. Sanyour (Chairman), Richard G. Gilmore and James E. Ksansnak. The Special Committee retained an independent investment bank which rendered an opinion to the Special Committee that, subject to the qualifications expressed in the opinion, the consideration payable in connection with the purchase of the shares was fair to the Company from a financial point of view. A copy of the opinion is included with our current Report on Form 8-K filed on June 25, 2002, which may be accessed through the SEC's web site at www.sec.gov. The Special Committee unanimously recommended that our board of directors authorize the purchase, and our board of directors, other than Mr. Farber who was not present at the meeting, unanimously authorized the purchase.

                             STOCKHOLDER PROPOSALS

   Any stockholder proposal to be presented at the 2003 Annual Meeting of Stockholders must be received by us on or before February 28, 2003 in order to be considered for inclusion in the proxy statement relating to the meeting. If a stockholder does not seek to have a proposal included in the proxy statement, but nevertheless wishes to present a proper proposal at the 2003 Annual Meeting of Stockholders, and the proposal is received by us on or before May 14, 2003, we will provide information in the proxy statement relating to that meeting as to the nature of the proposal and how persons named in the proxy solicited by the board of directors intend to exercise their discretion to vote on the matter.

                                      CSS INDUSTRIES, INC.


                                      By: Stephen V. Dubin,
                                         Executive Vice President and Secretary

Philadelphia, Pennsylvania
June 28, 2002

          THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              CSS INDUSTRIES, INC.


   The undersigned hereby appoints Jack Farber, Leonard E. Grossman and Michael
L. Sanyour, and each of them acting singly, proxies of the undersigned stockholder with full power of substitution to each of them, to vote all shares of Common Stock of CSS Industries, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Hotel Sofitel Philadelphia, 120 South 17th Street, Philadelphia, PA 19103, on Wednesday, August 7, 2002, at 10:00 a.m. (local time) and any adjournments thereof.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder and in the discretion of the holders of this Proxy upon such other matters as may properly come before the annual meeting or any adjournments thereof. With respect to the election of directors, where a box is not completed, this proxy will be voted "FOR ALL NOMINEES."


          THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE SIGN AND
           DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY
                            IN THE ENCLOSED ENVELOPE.

------------------------------------------------------------------------------------------------------------------------------------

                      Please mark your
           [X]        votes as indicated
                      in this example.


------------------------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

                 FOR            AUTHORITY WITHHELD                                                     FOR   AGAINST  ABSTAIN
             ALL NOMINEES        FOR ALL NOMINEES
1. ELECTION OF   [_]                   [_]                             2. APPROVAL OF AMENDMENT TO      [_]     [_]     [_]
   DIRECTORS                                                              THE 1994 EQUITY COMPENSATION
                                                                          PLAN

                                        Nominees: James H. Bromley
                                                  Stephen V. Dubin
                                                  David J.M. Erskine
                                                  Jack Farber
                                                  Leonard E. Grossman
                                                  James E. Ksansnak
                                                  Michael L. Sanyour

Authority withheld for the following only:
(write the name(s) of the nominee(s) on the line below)

___________________________________________________________















_____________________________________________________________________________________________________________Date __________________
                                SIGNATURE(s)
(Please mark your vote, date and sign as your name appears above and return this Proxy in the enclosed postpaid envelope. If acting as executor, trustee, or guardian, etc. you should so indicate when signing. If the signer is a corporation, please sign the full corporation name, and indicate title as duly authorized officer.)